                                                                   EXHIBIT 99.1

                            Explanation of Responses

(1)  As a result of the public  offering  of  6,000,000  shares of the  issuer's common  stock  (scheduled  to close on February  11,  2005),  the  entities included  in this  Form 4 will own less  than  10% of the  issuer's  common stock. As a result,  the Reporting  Persons are no longer Section 16 filers with respect to the issuer effective February 11, 2005.

(2)  Represents open market purchase of 11,000 shares by Drakensberg, L.P.

(3)  Consists of shares  held of record by each of the  entities  listed  below.
     Mark Leschly (who is a director of Tercica, Inc. and files separate Section
     16(a) reports),  Joshua Ruch and Habib Kairouz are (i) Managing  Members of
     Rho  Management  Ventures  IV,  LLC,  which is the  general  partner of Rho
     Ventures IV, L.P. and Rho Ventures IV (QP),  L.P.; (ii) Managing  Directors
     of Rho Capital Partners  Verwaltungs  GmbH, which is the general partner of
     Rho Ventures IV GmbH & Co.  Beteiligungs KG; and (iii) Managing Partners of
     Rho Capital Partners,  Inc., the investment advisor to Rho Management Trust
     I. Joshua Ruch is the Managing  Member of Kariba LLC,  which is the general
     partner  of  Drakensberg,   L.P.  Each  of  the  Filing  Persons  disclaims
     beneficial  ownership  of the  shares  except  to the  extent of his or its pecuniary interest therein.

 -----------------------------------------------------------------  --------------------------  -----------------------------
 Holder                                    No. of Shares of Common    No. of Shares of Common   No. of Shares of Common Stock
                                                Stock Acquired            Stock Acquired        Beneficially Owned Following
                                           in Reported Acquisition  in Reported Acquisition of      Reported Transactions
                                               of 11,000 Shares           325,000 Shares
 -----------------------------------------------------------------  --------------------------  -----------------------------
 Rho Ventures IV, L.P.                              0 shares              40,694 shares                 374,629 shares
 -----------------------------------------------------------------  ---------------------       -----------------------------
 Rho Ventures IV (QP), L.P.                         0 shares              95,803 shares                 881,971 shares
 -----------------------------------------------------------------  ---------------------       -----------------------------
 Rho Ventures GmbH & Co. Beteiligungs KG            0 shares              99,840 shares                 919,141 shares
 -----------------------------------------------------------------  ---------------------       -----------------------------
 Rho Management Trust I                             0 shares              88,663 shares                 816,257 shares
 -----------------------------------------------------------------  ---------------------       -----------------------------
 Drakensberg, L.P.                             11,000 shares                   0 shares                  11,000 shares
 -----------------------------------------------------------------  ---------------------       -----------------------------
 Total:                                        11,000 shares             325,000 shares               3,002,998 shares
 -----------------------------------------------------------------  --------------------------  -----------------------------

(4)  Represents  shares of Common Stock  purchased by various  entities from the underwriters  in a public  offering of the  issuer's  common  stock that is scheduled to close on 02/11/2005. See footnote (3).